SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

1.  Regulatory Approvals.

On June 15, 2010, NeoStem, Inc. issued a press release with respect to the progress of the manufacturing facility of Suzhou Erye Pharmaceutical ("Erye"), the Company's 51% owned subsidiary.   Erye passed the government inspection by the State Food and Drug Administration (“SFDA”) in China to manufacture penicillin powder for injection and cephalosporin powder for injection at its new manufacturing facility which provides 50% greater manufacturing capacity than its existing plant.  These two production lines produced the materials for over 70% of Erye's product sales in 2009. Once fully certified and operational, these production lines, coupled with the approval of the lines earlier in 2010 for solvent crystallization sterile penicillin and freeze dried raw sterile penicillin, will allow Erye to relocate  over 90% of its 2009 sales to the new facility.

A copy of the Company’s press release, dated June 15, 2010, is attached hereto as Exhibit 99.1. and incorporated herein by reference.

Risk Factors

Erye's production will be concentrated in two production lines.

The two production lines recently approved accounted for over 70% of Erye's product sales in 2009.  Any interruptions in production with respect to those lines once they are operational at the new facility will have a material adverse effect on Erye's business and ours.

Erye will be operating in a new facility.

There are inherent problems in commencing operations at any new production facility.  If Erye encounters operational difficulties in commencing production at its new facility, it could have a material adverse effect on Erye's business and ours.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the business of Erye.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the risk of concentration of Erye's products on a small number of production lines, the risk of operating difficulties at its new facility and the risk that notwithstanding increased capacity, Erye will not be able to sell additional volume of products, or will not be able to sell additional volume of products at acceptable prices, due to among other reasons, competition (including competition from larger pharmaceutical companies), government price regulations, or other causes.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

2. Warrant Grant.

On June 17, 2010, Shi Mingsheng, Erye’s Chairman, was awarded under the NeoStem Non-US Equity Compensation Plan a warrant approved by the Compensation Committee of NeoStem’s Board of Directors. Warrants were granted to purchase 600,0000 shares of common stock, exercisable at a price of $2.36 per share (fair market value on the date of grant), subject to vesting on the last day of the month in which certain performance conditions or business milestones for Erye are satisfied.  As previously disclosed, (i) Mr. Shi is a principal shareholder of Fullbright Finance Limited, which is the beneficial owner of approximately 7.8% of the Company’s Common Stock, and (ii) Mr. Shi is a principal shareholder of Suzhou Erye Economy and Trading Co. Ltd (“EET”), which is the owner of a 49% interest in Erye.

Item 9.01. Financial Statements and Exhibits

         (d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  June 18, 2010